Exhibit 10.2

REAFFIRMATION AGREEMENT

This Reaffirmation Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Reaffirmation”) is entered into as December 15, 2021, by and between SKECHERS USA RETAIL, LLC, a California limited liability company (the “Guarantor”), and BANK OF AMERICA, N.A., as Administrative Agent.

RECITALS

A.

Reference is made to (i) that certain Credit Agreement, dated as of November 21, 2019 (as amended, supplemented or otherwise modified prior the date hereof, the “Existing Credit Agreement” and, as amended by the Second Amendment (as defined below), the “Credit Agreement”), among Skechers U.S.A., Inc., as the Borrower (the “Borrower”), the lenders party thereto and the Administrative Agent, (ii) that certain Continuing Guaranty, dated as of November 21, 2019 (the “Guaranty”), by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lender Parties (as defined therein), and (iii) that certain Second Amendment to Credit Agreement, dated as of the date hereof (the “Second Amendment”), among the Borrower, the Lenders party thereto and the Administrative Agent, which upon satisfaction of the terms and conditions set forth therein, will amend the Existing Credit Agreement as set forth therein.

B.

As a condition precedent to entering into the Second Amendment, the Administrative Agent and the Lenders have required that the Guarantor enter into this Reaffirmation.  Unless otherwise defined herein or the context otherwise requires, terms used in this Reaffirmation have the meanings provided in the Credit Amendment.

AGREEMENT

NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to enter into the Second Amendment and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the Guarantor hereby agrees as follows:

(a)	The Guarantor:
(i)

expressly and knowingly ratifies and reaffirms its liability under each of the Loan Documents (including, without limitation, the Guaranty) to which it is a party and expressly agrees to be and remain liable under the terms of each such Loan Document to which it is a party, in each case, in accordance with the terms thereof, and that, as of the date hereof, it has no defense, offset, deduction or counterclaim whatsoever against any Lender or with respect to the Obligations relating to any such Loan Document;

(ii)

agrees that, except as expressly contemplated by the Credit Agreement or any other Loan Document executed in connection therewith, each Loan Document (including, without limitation, the Guaranty) to which it is a party shall remain in full force and effect and is hereby ratified and confirmed;

(iii)

agrees that each reference to the “Credit Agreement” in the Loan Documents to which it is a party shall be deemed to refer to the Credit Agreement as defined herein as the same may be further amended, restated, supplemented or otherwise modified from time to time; and

(iii)

agrees that the execution of this Reaffirmation is not required by the terms of the Loan Documents or by applicable law for the continued validity and enforceability of any Loan Document (including, without limitation, the Guaranty) to which it is a party in accordance with its respective terms but that this Reaffirmation is executed to induce the Lenders and the Administrative Agent to approve of and otherwise enter into the Second Amendment.

(b)This Reaffirmation is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

(c)This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

(d)This Reaffirmation may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

(e)This Reaffirmation represents the agreement of the Guarantor, the Administrative Agent and each of the Lenders (through the Lenders’ execution of the Credit Agreement and approval of the form of this Reaffirmation attached thereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

(f)	This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York.
(g)	The terms of Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein as though set forth in full.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of the undersigned intending to be legally bound hereby, has caused this Reaffirmation Agreement to be executed as of the date first above written.

Guarantor:

Skechers USA Retail, LLC

By: /s/ John Vandemore
Name:  John Vandemore
Title:  Chief Financial Officer

BANK OF AMERICA, N.A.,
as the Administrative Agent

By: /s/ Kelly Weaver
Name:  Kelly Weaver
Title:  Vice President